UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event
reported): November 13, 2025)
Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330
--------------------------------- (State or Other Jurisdiction of Incorporation)	------------------- (Commission	--------------------------- (I.R.S. Employer Identification Number)
File Number)

8027 Forsyth Blvd.
St. Louis,	Missouri	63105
------------------------------------------------ (Address of Principal Executive Offices)		------------------ (Zip Code)
Registrant’s telephone number, including area code:
(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock of $0.50 par value per share	EMR	New York Stock Exchange
NYSE Texas
2.000% Notes due 2029	EMR 29	New York Stock Exchange
3.000% Notes due 2031	EMR31A	New York Stock Exchange
3.500% Notes due 2037	EMR 37	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 13, 2025, the Compensation Committee (the “Committee”) of the Board of Directors of Emerson Electric Co. (“Emerson”, “our” or “the Company”) approved the grant of a Special Performance-based Award to our President and Chief Executive Officer, Lal Karsanbhai, and to our Executive Vice President and Chief Operating Officer, Ram Krishnan.
Under the leadership and strategic vision of Messrs. Karsanbhai and Krishnan, Emerson has accelerated the automation focused transformation of the Company, positioning the Company for higher growth, more resilience, and differentiation through its software-defined technology stack combined with hardware-advantaged solutions and robust financial and operational performance. Considering the critical roles of Messrs. Karsanbhai and Krishnan in implementing our go-forward strategy, the Committee designed the Special Performance-based Awards to incentivize and support the continued success of our repositioned portfolio and the creation of long-term shareholder value.
The Special Performance-based Awards were granted in the form of long-term, performance-based stock options, with the exercise price for 80% of the awards set at a significant premium to the fair market value of our common stock as of the grant date. Pursuant to this performance-based award structure, which was designed by the Committee with advice and input from the Committee’s independent compensation consultant, Exequity LLP, our shareholders must realize significant appreciation in our stock price in order for Messrs. Karsanbhai and Krishnan to receive the full value of the awards. Accordingly, the Committee believes these awards further strengthen the link between the long-term interests of Messrs. Karsanbhai and Krishnan and our shareholders, support leadership continuity, and align with Emerson’s pay-for-performance philosophy.
Under the Special Performance-based Awards, on November 13, 2025, each of Mr. Karsanbhai and Mr. Krishnan were awarded an aggregate of 350,000 stock options, consisting of 70,000 stock options with an exercise price of $128.46 per share, the closing price of a share of our common stock on the NYSE on the grant date, 70,000 stock options with an exercise price of $160.575 per share, which represented a 25% premium over the closing price of a share of our common stock on the NYSE on the grant date, 70,000 stock options with an exercise price of $192.69 per share, which represented a 50% premium over the closing price of a share of our common stock on the NYSE on the grant date, 70,000 stock options with an exercise price of $224.805 per share, which represented a 75% premium over the closing price of a share of our common stock on the NYSE on the grant date and 70,000 stock options with an exercise price of $256.92 per share, which represented a 100% premium over the closing price of a share of our common stock on the NYSE on the grant date.
Each tranche of 70,000 stock options vests pro rata over a period of five years on the anniversary of the date of grant, such that 14,000 stock options at each exercise price would vest each year. The stock options are generally subject to continued employment through the applicable vesting date and must be exercised within 10 years of the grant date. The stock options are subject to accelerated vesting in the event of death or disability or on a “double-trigger” basis in connection with a change in control, as provided in the Company’s shareholder approved 2024 Equity Incentive Plan (“Plan”). The awards also include confidentiality, non-competition, and non-solicitation obligations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date:	November 14, 2025	By:	/s/ John A. Sperino
John A. Sperino Vice President and Assistant Secretary